EXHIBIT 10.10


                                 PROMISSORY NOTE



$31,336.61                                                     December 31, 2001

For value received, Grand Prix Sports, Inc. promises to pay to Harrysen Mittler, or order, the sum of $31,336.61 U.S. Dollars with interest from December 31, 2001 until paid, at the rate of ten percent (10%), per annum, payable upon demand. The principal sum of $$31,336.61 is comprised of $30,780.00 advanced by, or on behalf of, Harrysen Mittler for the benefit of Grand Prix Sports, Inc., and $556.61 in interest accrued and unpaid through December 31, 2001.

Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment of interest when due, the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Should suit be commenced or an attorney employed to enforce the payment of this note, The undersigned agrees to pay such additional sum as the court may adjudge reasonable as attorney's fees in said suit. Principal and interest shall be payable in lawful money of the United States.


                  /S/ Harrysen Mittler
                  --------------------
                  Harrysen Mittler, President
                  Grand Prix Sports, Inc.

                  /S/ Gregory J. Martin
                  ---------------------
                  Gregory Martin, Secretary
                  Grand Prix Sports, Inc.